[chase logo]CHASE

                            GLOBAL CUSTODY AGREEMENT



         This AGREEMENT is effective August 9, 1996, and is among THE CHASE MANHATTAN BANK ("Bank"), each of the TWENTIETH CENTURY and BENHAM funds listed on Appendix A hereto (each a "Customer") and INVESTORS RESEARCH CORPORATION ("IRC").


1.       Customer Accounts.

         Bank shall establish and maintain the following accounts ("Accounts"):

         (a) A custody account in the name of Customer ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3) for the account of Customer ("Securities"); and

         (b) A deposit account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.

         Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in
Section 11) concerning the Accounts. Bank may deliver securities of the same class in place of those deposited in the Custody Account.

         Upon written agreement between Bank and Customer,  additional  Accounts
may  be  established  and  separately   accounted  for  as  additional  Accounts
hereunder.

2.       Maintenance of Securities and Cash at Bank and Subcustodian Locations.

         Unless Instructions specifically require another location acceptable to
Bank:

         (a) Securities shall be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

         (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

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         Cash  may be held  pursuant  to  Instructions  in  either  interest  or non-interest  bearing accounts as may be available for the particular  currency.
To  the  extent   Instructions   are  issued  and  Bank  can  comply  with  such
Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself or one of its "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

         If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3.       Subcustodians and Securities Depositories.

         Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements ("Subcustodians"). Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

         Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given reasonable notice by Bank of any amendment to Schedule A and Customer reserves the right to reject any additional Subcustodian, it being understood that Customer shall have no right to require Bank to appoint a Subcustodian. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.       Use of Subcustodian.

         (a) Bank shall identify the Assets on its books as belonging to Customer.

         (b)  A  Subcustodian  shall  hold  such  Assets  together  with  assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

         (c) Any Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

         (d) Any agreement Bank enters into with a Subcustodian for holding Bank's customers' assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

5.       Deposit Account Transactions.

         (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.

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         (b) In the event  that any  payment  to be made  under  this  Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

         (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification Customer shall advise bank of the reasons therefor and Bank shall give reasonable consideration thereto; provided that Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.       Custody Account Transactions.

         (a) Securities shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to Bank.

         (b) Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions shall be credited or debited to the Accounts on the date cash or Securities are actually received by Bank and reconciled to the Account.

                  (i) Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction.

                  (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, Bank may reverse the credits and debits of the particular transaction at any time.

         (c) In reviewing bearer Securities (excluding STRIPS), Bank shall, as part of the delivery to and settlement for the Account by it, use reasonable efforts to cross-reference the certificate number for any such securities against the applicable Securities Information Center ("SIC") report. In the event that Bank confirms that a Security is identified on such report, it shall promptly so advise Customer in writing. Bank expressly disclaims any liability for the: (i) accuracy or completeness of both any SIC report and Bank's own review process; and (ii) validity, legality or authenticity of any Security. Customer acknowledges the foregoing limitations of liability and shall hold Bank harmless with respect to Bank's performance as described herein.

7.       Actions of Bank.

         Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:


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                  (i)  Present  for  payment  any  Securities  which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the
         extent  that  Bank  or   Subcustodian   is   actually   aware  of  such
         opportunities.

                  (ii) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

                  (iii) Exchange interim receipts or temporary Securities for definitive Securities.

                  (iv) Appoint brokers and agents for any transaction involving the Securities, including, without limitation, Affiliates of Bank or any Subcustodian.

                  (v) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

         Bank shall send Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless Customer sends Bank a written exception or objection to any Bank statement within sixty (60) days of receipt, Customer shall be deemed to have approved such statement. In such event, or where Customer has otherwise approved any such statement, Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where Customer and all persons having or claiming an interest in Customer or Customer's Accounts were parties.

         All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of Customer. Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which Bank has agreed to take any action hereunder.

8.       Corporate Actions; Tax Reclaims.

         (a) Corporate Actions. Whenever Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall endeavor to obtain Instructions from Customer or its Authorized Person (as defined in Section 10), but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it reasonably deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.


         (b)      Tax Reclaims.

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                  (i) Subject to the provisions  hereof,  Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of Customer which Bank believes may be available to such Customer.

                  (ii) The provision of tax reclaim services by Bank is conditional upon Bank receiving from the beneficial owner of Securities
         (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, additional United Kingdom taxation shall be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax shall be deducted from U.S. source income. Customer shall provide to Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

                  (iii) Bank shall not be liable to Customer or any third party for any taxes, fines or penalties payable by Bank for the account of Customer or by Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party, or as a result of the provision by Customer to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of Bank.

                  (iv) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts.

                  (v) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

                  (vi) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the Securities and/or Cash held for Customer.

                  (vii) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if it performed such services itself.




9.       Nominees.

         Securities which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or securities depository, as the case may be. Bank may without notice to Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of Customer.

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In the event that any  Securities  registered  in a nominee  name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. IRC shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.      Authorized Persons.

         As used herein, the term "Authorized Person" means employees or agents including investment managers who have been designated by written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.      Instructions.

         The term "Instructions" means instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank which Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded.

         Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

12.      Standard of Care; Liabilities.

         (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

                  (i) Bank shall use reasonable care with respect to its obligations hereunder and the safekeeping of Assets. Bank shall be liable to Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that Bank would be liable to Customer if Bank were holding such Assets in New York. In the event of any loss to Customer by reason of the failure of Bank or its Subcustodian to utilize reasonable care, Bank shall be liable to Customer only to the extent of Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. Bank shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Customer in connection with the transactions contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action. Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of Bank.

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                  (ii) Bank  shall  not be  responsible  for any act,  omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

                  (iii) Bank shall be indemnified by IRC, and without liability to Customer for any action taken or omitted by Bank whether pursuant to Instructions or otherwise within the scope hereof if such act or omission was in good faith, without negligence. In performing its obligations hereunder, Bank may rely on the genuineness of any document which it reasonably believes in good faith to have been validly executed.

                  (iv) Customer shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges not caused by the negligence of Bank, and any related expenses with respect to income from or Assets in the Accounts.

                  (v) Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

                  (vi) Bank need not maintain any insurance specifically for the benefit of Customer.

                  (vii) Without limiting the foregoing, Bank shall not be liable for any loss which results from: 1) the general risk of investing, or
         2) investing or holding Assets in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

                  (viii) No party shall be liable to the other parties for any loss due to forces beyond its control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

         (b) Consistent  with and without  limiting the first  paragraph of this
Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

                  (i) question Instructions which appear to Bank to contain all information reasonably necessary for Bank to act or make any suggestions to Customer or an Authorized Person regarding such Instructions;

                  (ii)  supervise  or  make   recommendations  with  respect  to
         investments or the retention of Securities;

                  (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) hereof;

                  (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant hereto; and

                                       7


                  (v) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank.

         (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

13.      Fees and Expenses.

         IRC shall pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof.

14.      Miscellaneous.

         (a) Foreign Exchange Transactions. To facilitate the administration of Customer's trading and investment activity, Bank is authorized to enter into spot or forward foreign exchange contracts with Customer or an Authorized Person for Customer and may also provide foreign exchange through its subsidiaries, Affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its subsidiaries, Affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of Bank, its subsidiary, Affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.


         (b) Certification of Residency, etc. Customer and IRC each certifies for itself that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer and IRC shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from their respective certifications.

         (c) Access to Records. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to the Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of Customer's books and records.

         (d) Governing Law; Successors and Assigns, Captions THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by any party, but shall bind the successors in interest of Customer, IRC and Bank. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

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         (e) Entire Agreement;  Applicable Riders.  Customer represents that the
Assets deposited in the Accounts are (Check one):

         --- Employee Benefit Plan or other assets subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

         -X- Investment Company assets subject to certain U.S. Securities and Exchange Commission rules and regulations;

         --- Neither of the above.

         This Agreement consists exclusively of this document together with Schedules A and B, Exhibits I - ------- and the following Rider(s) [Check applicable rider(s)]:

         --- ERISA

         -X- INVESTMENT COMPANY

         --- PROXY VOTING

         -X- SPECIAL TERMS AND CONDITIONS

         There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between or among the parties. Any amendment hereto must be in writing, executed by the parties.

         (f) Severability. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

         (g) Waiver. Except as otherwise provided herein, no failure or delay on the part of a party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (h) Representations and Warranties. (i) Customer hereby represents and warrants to Bank that: (A) it has full authority and power to deposit and control the Securities and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement is its legal, valid and binding obligation, enforceable in accordance with its terms;
(D) it shall have full authority and power to borrow moneys and enter into foreign exchange transactions; and (E) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank. (ii) Bank hereby represents and warrants to Customer that: (A) it has the full authority and power to perform its obligations hereunder, (B) this Agreement is its legal, valid and binding obligation; enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof. (iii) IRC hereby represents and warrants to Bank that: (A) it has all necessary authority to furnish the indemnities and make the payments contemplated hereby; (B) this Agreement is its legal, valid and binding obligation, enforceable in accordance with its terms; and (C) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank.

         (i) Notices. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent by a party to the other parties at the following addresses or such other addresses as may subsequently be given to the other party in writing:
(a) Bank: THE CHASE MANHATTAN BANK, 4 Chase MetroTech Center, Brooklyn, N.Y. 11245, Attention: Global Investor Services, Investment Management Group; and (b)
Customer: TWENTIETH CENTURY/BENHAM 4500 Main Street, Kansas City, MO 64105 Attn:
General Counsel (c) IRC: INVESTORS RESEARCH CORPORATION 4500 Main Street, Kansas City, MO 64105 Attn: General Counsel

         (j) Termination. This Agreement may be terminated by a given Customer with respect to it or Bank by giving sixty (60) days written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified, after payment by IRC of any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank.

         (k) Imputation of certain information. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a "Chinese Wall" arrangement. If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may elect to refrain from effecting it and Bank shall promptly notify Customer of any such election.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written

                                           THE CHASE MANHATTAN BANK


                                           By: /s/ Kathleen Roeder
                                           Title:  Vice President
                                           Date: /s/ 1-9-97

                                           INVESTORS RESEARCH CORPORATION


                                           /s/ William M. Lyons
                                           By:  William M. Lyons
                                           Title: EVP and COO
                                           Date:

                           and, EACH OF THE FOLLOWING FUNDS INDIVIDUALLY:

                                    I - TWENTIETH CENTURY FUNDS:

                                           TWENTIETH CENTURY INVESTORS, INC.

                                           /s/ William M. Lyons
                                           By:  William M. Lyons
                                           Title:  EVP and COO
                                           Date:

                                           TWENTIETH CENTURY WORLD INVESTORS,
                                           INC.

                                           /s/ William M. Lyons
                                           By:  William M. Lyons
                                           Title:  EVP and COO
                                           Date:


                                           TCI PORTFOLIOS, INC.

                                           /s/ William M. Lyons
                                           By:  William M. Lyons
                                           Title:  EVP and COO
                                           Date:

                                           TWENTIETH CENTURY PREMIUM RESERVES,
                                           INC.

                                           /s/ William M. Lyons
                                           By:  William M. Lyons
                                           Title:  EVP and COO
                                           Date:

                                           TWENTIETH CENTURY CAPITAL PORTFOLIOS,
                                           INC.

                                           /s/ William M. Lyons
                                           By:  William M. Lyons
                                           Title:  EVP and COO
                                           Date:

                                           TWENTIETH CENTURY STRATEGIC ASSET
                                           ALLOCATIONS, INC.

                                           /s/ William M. Lyons
                                           By:  William M. Lyons
                                           Title:  EVP and COO
                                           Date:

                                           TWENTIETH CENTURY INSTITUTIONAL
                                           GROWTH TRUST

                                           /s/ William M. Lyons
                                           By:  William M. Lyons
                                           Title:  EVP and COO
                                           Date:


                           and

                                    II - THE BENHAM FUNDS:

                                           BENHAM EQUITY FUNDS

                                           /s/ Douglas A. Paul
                                           By:  Douglas A. Paul
                                           Title:  Secretary & General Counsel
                                           Date:

                                           BENHAM MANAGER FUNDS

                                           /s/ Douglas A. Paul
                                           By:  Douglas A. Paul
                                           Title:  Secretary & General Counsel
                                           Date:

                                           BENHAM TARGET MATURITIES TRUST

                                           /s/ Douglas A. Paul
                                           By:  Douglas A. Paul
                                           Title:  Secretary & General Counsel
                                           Date:

                                           CAPITAL PRESERVATION FUND, INC.

                                           /s/ Douglas A. Paul
                                           By:  Douglas A. Paul
                                           Title:  Secretary & General Counsel
                                           Date:


                                           CAPITAL PRESERVATION FUND II, INC.

                                           /s/ Douglas A. Paul
                                           By:  Douglas A. Paul
                                           Title:  Secretary & General Counsel
                                           Date:


                                           BENHAM GOVERNMENT INCOME TRUST

                                           /s/ Douglas A. Paul
                                           By:  Douglas A. Paul
                                           Title:  Secretary & General Counsel
                                           Date:

                                           BENHAM INVESTMENT TRUST

                                           /s/ Douglas A. Paul
                                           By:  Douglas A. Paul
                                           Title:  Secretary & General Counsel
                                           Date:

                                           BENHAM MUNICIPAL TRUST

                                           /s/ Douglas A. Paul
                                           By:  Douglas A. Paul
                                           Title:  Secretary & General Counsel
                                           Date:


                                           BENHAM CALIFORNIA TAX-FREE AND
                                           MUNICIPAL FUNDS

                                           /s/ Douglas A. Paul
                                           By:  Douglas A. Paul
                                           Title:  Secretary & General Counsel
                                           Date:


                                           BENHAM INTERNATIONAL FUNDS

                                           /s/ Douglas A. Paul
                                           By:  Douglas A. Paul
                                           Title:  Secretary & General Counsel
                                           Date:


                                                                           83392

              Investment Company Rider to Global Custody Agreement

            among THE CHASE MANHATTAN BANK, TWENTIETH CENTURY/BENHAM

                       and INVESTORS RESEARCH CORPORATION

                            effective August 9, 1996

         Customer represents that the Assets being placed in Bank's custody are subject to the Investment Company Act of 1940, as amended (the "1940 Act"), as the same may be amended from time to time.

         Except to the extent that Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the Securities and Exchange Commission ("SEC") or the Exemptive Order applicable to accounts of this nature issued to Bank (1940 Act, Release No. 12053, November 20, 1981), as amended, or unless Bank has otherwise specifically agreed, Customer shall be solely responsible to assure that the maintenance of Assets hereunder complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities Exchange Commission.

         The following modifications are made to the Agreement:

         Section 3.    Subcustodians and Securities Depositories.

         Add the following language to the end of Section 3:

         The terms Subcustodian and securities depositories as used herein shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

         (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the 1940 Act;

         (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof) as of the close of its fiscal year most recently completed prior to the date hereof, (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) as of the close of its fiscal year most recently completed prior to the date hereof, (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by Bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

         (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries.

                                       1


         Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule A hereto and the terms of the subcustody agreements between Bank and each Subcustodian, which are attached as Exhibits I through of Schedule A, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. Bank shall supply Customer with any amendment to Schedule A for approval. Customer has supplied or shall supply Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

         Section 11.    Instructions.

         Add the following language to the end of Section 11:

         Deposit Account Payments and Custody Account Transactions made pursuant to Section 5 and 6 hereof may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to Customer by law or as may be set forth in its prospectus.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

         (b) When Securities are called, redeemed or retired, or otherwise become payable;

         (c) In exchange for or upon conversion into other  securities  alone or
         other   securities   and  cash   pursuant   to  any  plan  or   merger,
         consolidation, reorganization, recapitalization or readjustment;

         (d) Upon conversion of Securities pursuant to their terms into other securities;

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

         (g) In connection with any borrowings by Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

         (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to Customer;

         (i) For the purpose of redeeming shares of the capital stock of Customer and the delivery to, or the crediting to the account of, Bank, its Subcustodian or Customer's transfer agent, such shares to be purchased or redeemed;

         (j) For the purpose of redeeming in kind shares of Customer against delivery to Bank, its Subcustodian or Customer's transfer agent of such shares to be so redeemed;

         (k) For delivery in accordance with the provisions of any agreement among Customer, Bank and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of The National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing

                                       2


         Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by Customer;

         (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, Bank shall receive from brokers the Securities previously deposited. Bank shall act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and shall have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

         (m) For spot or forward  foreign  exchange  transactions  to facilitate
         security  trading,   receipt  of  income  from  Securities  or  related
         transactions;

         (n) For other proper purposes as may be specified in Instructions issued by an officer of Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing Customer; and

         (o)  Upon the termination hereof as set forth in Section 14(j).

         Section 12.    Standard of Care; Liabilities.

         Add the following at the end of Section as 12:

         (d) Bank hereby warrants to Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. Bank, each eligible foreign custodian and each eligible foreign securities depository holding Customer's Securities pursuant hereto afford protection for such Securities at least equal to that afforded by Bank's established procedures with respect to similar securities held by Bank and its securities depositories in New York.

         Section 14.    Access to Records.

         Add the following language to the end of Section 14(c):

         Upon reasonable request from Customer, Bank shall furnish Customer such reports (or portions thereof) of Bank's system of internal accounting controls applicable to Bank's duties hereunder. Bank shall endeavor to obtain and furnish Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding Assets.

                               DOMESTIC AND GLOBAL

                       SPECIAL TERMS AND CONDITIONS RIDER


Domestic Corporate Actions and Proxies

With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

         Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by Bank for this purpose.


                                       4